Exhibit 5.1

April 5, 2021

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, FL 32821

Ladies and Gentlemen:

We have acted as counsel for Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), in connection with the offering of 1,421,428 shares of its common stock, par value $0.01 (the “Shares”), by certain selling stockholders as described in the Prospectus (as defined below), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-253844) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated April 5, 2021, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Certificate of Incorporation and Bylaws, each as currently in effect and in effect at the time of the issuance of the Shares, and (c) originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP

Baker & Hostetler LLP